Exhibit 99

Accenture Reports Strong Fourth-Quarter and Full-Year Fiscal 2017 Results

-- For the fourth quarter, revenues increase 8% in both U.S. dollars and local currency, to $9.1 billion; GAAP EPS are $1.48, a 13% increase from adjusted EPS of $1.31 in the fourth quarter of fiscal 2016; free cash flow is $1.8 billion --

-- For full fiscal year, revenues increase 6% in U.S. dollars and 7% in local currency, to $34.9 billion; GAAP EPS of $5.44 include a $0.47 pension settlement charge; excluding this charge, EPS are $5.91, an 11% increase from adjusted EPS of $5.34 in fiscal 2016; free cash flow is $4.5 billion --

-- New bookings are $10.1 billion for fourth quarter and $37.4 billion for full year --

-- Company increases semi-annual cash dividend 10%, to $1.33 per share --

-- For fiscal year 2018, Accenture expects net revenue growth of 5% to 8% in local currency and GAAP EPS of $6.36 to $6.60 --

NEW YORK; Sept. 28, 2017 — Accenture (NYSE: ACN) reported strong financial results for the fourth quarter and full fiscal year ended Aug. 31, 2017.

For the fourth quarter, net revenues were $9.1 billion, an increase of 8 percent in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2016. GAAP diluted earnings per share were $1.48, compared with $1.68 for the fourth quarter last year, which included $0.37 from gains on the sale of businesses. Excluding these gains, diluted EPS for the fourth quarter last year were $1.31 on an adjusted basis. Operating margin for the fourth quarter of fiscal 2017 was 14.2 percent, an expansion of 10 basis points. Operating cash flow was $1.9 billion and free cash flow was $1.8 billion. New bookings were $10.1 billion.

For the full fiscal year, net revenues were $34.9 billion, an increase of 6 percent in U.S. dollars and 7 percent in local currency compared with fiscal 2016. GAAP diluted earnings per share were $5.44, compared with $6.45 in fiscal 2016. EPS for fiscal 2017 included a pension settlement charge of $0.47 per share; EPS for fiscal 2016 included gains on the sale of businesses totaling $1.11 per share. Excluding these items, diluted EPS for fiscal 2017 were $5.91, compared with $5.34 in fiscal 2016, on an adjusted basis. GAAP operating margin for fiscal 2017 was 13.3 percent. Excluding the impact of the pension settlement charge, operating margin was 14.8 percent on an adjusted basis, compared with 14.6 percent in fiscal 2016. Operating cash flow for fiscal 2017 was $5.0 billion and free cash flow was $4.5 billion. New bookings were $37.4 billion.

In addition, Accenture’s Board of Directors has declared a semi-annual cash dividend of $1.33 per share, an increase of $0.12 per share, or 10 percent, over its previous semi-annual dividend, declared in March.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We are pleased with our excellent financial results for both the fourth quarter and the full fiscal year 2017. For the year, we again delivered profitable growth, with broad-based revenue growth of 7 percent in local currency, EPS growth of 11 percent on an adjusted basis and very strong free cash flow.

“Our durable performance over the last few years reflects the successful rotation of our business to high-growth areas such as digital, cloud and security services, which accounted for approximately 50 percent of total revenues in fiscal 2017. Our strategy is clearly differentiating Accenture in the marketplace, enabling us to gain significant market share. With our focused investments and disciplined management of the business, we are confident in our ability to continue delivering value for our clients and shareholders.”

Financial Review

Fourth Quarter Fiscal 2017

Revenues before reimbursements (“net revenues”) for the fourth quarter of fiscal 2017 were $9.15 billion, compared with $8.49 billion for the fourth quarter of fiscal 2016, an increase of 8 percent in both U.S. dollars and local currency. Net revenues for the quarter reflect a flat foreign-exchange impact, compared with the negative 0.5 percent impact we had previously assumed. Adjusting for the actual foreign-exchange impact, the company’s guided range for quarterly net revenues was approximately $8.90 billion to $9.15 billion. Accenture’s fourth quarter fiscal 2017 net revenues were at the top of this adjusted range.

▪	Consulting net revenues were $4.93 billion, an increase of 7 percent in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2016.

▪	Outsourcing net revenues were $4.22 billion, an increase of 9 percent in U.S. dollars and 8 percent in local currency compared with the fourth quarter of fiscal 2016.

GAAP diluted EPS for the fourth quarter were $1.48, compared with $1.68 for the fourth quarter last year, which included gains on the sale of businesses of $295 million pre-tax, or $0.37 per share. Excluding these gains, EPS for the fourth quarter last year were $1.31 on an adjusted basis. The $0.17, or 13 percent, increase in EPS on an adjusted basis reflects:

▪	an $0.11 increase from higher revenue and operating results;

▪	a $0.03 increase from lower non-operating expense;

▪	a $0.02 increase from a lower share count; and

▪	a $0.01 increase from a lower effective tax rate.

Gross margin (gross profit as a percentage of net revenues) for the fourth quarter was 31.5 percent, compared with 31.3 percent for the fourth quarter of fiscal 2016. Selling, general and administrative (SG&A) expenses for the fourth quarter were $1.59 billion, or 17.4 percent of net revenues, compared with $1.46 billion, or 17.2 percent of net revenues, for the fourth quarter of fiscal 2016.

Operating income for the fourth quarter of fiscal 2017 was $1.30 billion, or 14.2 percent of net revenues, compared with $1.20 billion, or 14.1 percent of net revenues, for the fourth quarter of fiscal 2016. Operating margin for the fourth quarter of fiscal 2017 expanded 10 basis points.

The company’s effective tax rate for the fourth quarter was 23.9 percent, compared with 22.5 percent for the fourth quarter of fiscal 2016. Excluding the impact of the gains on the sale of businesses, the effective tax rate for the fourth quarter of fiscal 2016 was 24.3 percent on an adjusted basis.

Net income for the quarter was $983 million, compared with $1.13 billion for the fourth quarter last year. Excluding the $249 million after-tax impact of the gains on the sale of businesses, net income for the fourth quarter of fiscal 2016 was $881 million on an adjusted basis.

Operating cash flow for the fourth quarter was $1.94 billion, and property and equipment additions were $191 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.75 billion. For the same period of fiscal 2016, operating cash flow was $2.07 billion, property and equipment additions were $160 million, and free cash flow was $1.91 billion.

Days services outstanding, or DSOs, were 39 days at Aug. 31, 2017, compared with 39 days at Aug. 31, 2016.

Accenture’s total cash balance at Aug. 31, 2017 was $4.1 billion, compared with $4.9 billion at Aug. 31, 2016.

New Bookings

New bookings for the fourth quarter were $10.1 billion and reflect a positive 0.5 percent foreign-exchange impact compared with new bookings in the fourth quarter of fiscal 2016.

▪	Consulting new bookings were $5.1 billion, or 50 percent of total new bookings.

▪	Outsourcing new bookings were $5.0 billion, or 50 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group for the fourth quarter were as follows:

▪	Communications, Media & Technology: $1.82 billion, compared with $1.70 billion for the fourth quarter of fiscal 2016, an increase of 7 percent in both U.S. dollars and local currency.

▪	Financial Services: $1.95 billion, compared with $1.80 billion for the fourth quarter of fiscal 2016, an increase of 9 percent in both U.S. dollars and local currency.

▪	Health & Public Service: $1.61 billion, compared with $1.54 billion for the fourth quarter of fiscal 2016, an increase of 5 percent in U.S. dollars and 4 percent in local currency.

▪	Products: $2.49 billion, compared with $2.25 billion for the fourth quarter of fiscal 2016, an increase of 10 percent in both U.S. dollars and local currency.

▪	Resources: $1.26 billion, compared with $1.20 billion for the fourth quarter of fiscal 2016, an increase of 5 percent in both U.S. dollars and local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the fourth quarter were as follows:

▪	North America: $4.23 billion, compared with $4.08 billion for the fourth quarter of fiscal 2016, an increase of 4 percent in both U.S. dollars and local currency.

▪	Europe: $3.12 billion, compared with $2.83 billion for the fourth quarter of fiscal 2016, an increase of 10 percent in both U.S. dollars and local currency.

▪	Growth Markets: $1.80 billion, compared with $1.57 billion for the fourth quarter of fiscal 2016, an increase of 14 percent in both U.S. dollars and local currency.

Full Year Fiscal 2017

Net revenues for the full 2017 fiscal year were $34.9 billion, compared with $32.9 billion for fiscal 2016, an increase of 6 percent in U.S. dollars and 7 percent in local currency. Net revenues for fiscal 2017 reflect a foreign-exchange impact of approximately negative 1 percent compared with fiscal 2016.

▪	Consulting net revenues were $18.8 billion, an increase of 5 percent in U.S. dollars and 6 percent in local currency compared with fiscal 2016.

▪	Outsourcing net revenues were $16.1 billion, an increase of 7 percent in U.S. dollars and 8 percent in local currency compared with fiscal 2016.

GAAP diluted EPS for the full 2017 fiscal year were $5.44, compared with $6.45 for fiscal 2016. In fiscal 2017, a pension settlement charge of $510 million pre-tax, had a negative $0.47 impact on EPS. In fiscal 2016, gains totaling $849 million pre-tax, on the sale of businesses had a positive $1.11 impact on EPS. Excluding these items, diluted EPS of $5.91 for fiscal 2017 increased $0.57, or 11 percent, from $5.34 for fiscal 2016 on an adjusted basis. The $0.57 increase in EPS on an adjusted basis reflects:

▪	a $0.38 increase from higher revenue and operating results;

▪	a $0.09 increase from a lower effective tax rate; and

▪	a $0.06 increase from a lower share count; and

▪	a $0.04 increase from lower non-operating expense.

Gross margin (gross profit as a percentage of net revenues) for fiscal 2017 was 31.7 percent, compared with 31.3 percent for fiscal 2016. Selling, general and administrative (SG&A) expenses for the full fiscal year were $5.89 billion, or 16.9 percent of net revenues, compared with $5.47 billion, or 16.6 percent of net revenues, for fiscal 2016.

GAAP operating income for the full fiscal year was $4.63 billion, or 13.3 percent of net revenues, compared with $4.81 billion, or 14.6 percent of net revenues, for fiscal 2016. Excluding the impact of the pension settlement charge, operating income for fiscal 2017 was $5.14 billion on an adjusted basis, or 14.8 percent of net revenues, an expansion of 20 basis points from fiscal 2016.

Accenture’s annual effective tax rate for fiscal 2017 was 21.3 percent, compared with 22.4 percent in fiscal 2016. Excluding the impact of the pension settlement charge in fiscal 2017, and the gains on the sale of businesses in fiscal 2016, the effective tax rates were 23.0 percent and 24.2 percent, respectively, on an adjusted basis.

Net income for the full fiscal year was $3.63 billion, compared with $4.35 billion for fiscal 2016. Excluding the $312 million after-tax impact of the pension settlement charge in fiscal 2017, and the $745 million after-tax impact of the gains on the sale of businesses in fiscal 2016, net income was $3.95 billion and $3.60 billion, respectively, on an adjusted basis.

For the full 2017 fiscal year, operating cash flow was $4.97 billion and property and equipment additions were $516 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $4.46 billion. For fiscal 2016, operating cash flow was $4.67 billion, property and equipment additions were $497 million, and free cash flow was $4.17 billion.

New Bookings

New bookings for the full fiscal year were $37.4 billion, an increase of 6 percent in both U.S. dollars and local currency over fiscal 2016.

▪
Consulting new bookings were $19.8 billion, an increase of 3 percent in U.S. dollars and 4 percent in local currency compared with fiscal 2016. Consulting represented 53 percent of new bookings in fiscal 2017.

▪
Outsourcing new bookings were $17.6 billion, an increase of 8 percent in U.S. dollars and 9 percent in local currency compared with fiscal 2016. Outsourcing represented 47 percent of new bookings in fiscal 2017.

Net Revenues by Operating Group

Net revenues by operating group for the full fiscal year were as follows:

▪	Communications, Media & Technology: $6.88 billion, compared with $6.62 billion for fiscal 2016, an increase of 4 percent in both U.S. dollars and local currency.

▪	Financial Services: $7.39 billion, compared with $7.03 billion for fiscal 2016, an increase of 5 percent in U.S. dollars and 7 percent in local currency.

▪	Health & Public Service: $6.18 billion, compared with $5.99 billion for fiscal 2016, an increase of 3 percent in both U.S. dollars and local currency.

▪	Products: $9.50 billion, compared with $8.40 billion for fiscal 2016, an increase of 13 percent in U.S. dollars and 14 percent in local currency.

▪	Resources: $4.85 billion, compared with $4.84 billion for fiscal 2016, flat in U.S. dollars and an increase of 1 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the full fiscal year were as follows:

▪	North America: $16.29 billion, compared with $15.65 billion for fiscal 2016, an increase of 4 percent in both U.S. dollars and local currency.

▪	Europe: $11.93 billion, compared with $11.45 billion for fiscal 2016, an increase of 4 percent in U.S. dollars and 8 percent in local currency.

▪	Growth Markets: $6.63 billion, compared with $5.78 billion for fiscal 2016, an increase of 15 percent in U.S. dollars and 12 percent in local currency.

Rotation to “the New”

Net revenues from “the New” – digital-, cloud- and security-related services - were approximately $18 billion for fiscal 2017, an increase of about 30 percent over fiscal 2016. For the year, “the New” accounted for approximately 50 percent of total net revenues.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases. In fiscal 2017, the company returned $4.22 billion to shareholders, including $1.57 billion in cash dividends and $2.65 billion in share repurchases.

Dividend

Accenture plc has declared a semi-annual cash dividend of $1.33 per share on Accenture plc Class A ordinary shares for shareholders of record at the close of business on Oct. 19, 2017, and Accenture Holdings plc will declare a semi-annual cash dividend of $1.33 per share on Accenture Holdings ordinary shares for shareholders of record at the close of business on Oct. 17, 2017. Both dividends are payable on Nov. 15, 2017. This represents an increase of $0.12 per share, or 10 percent, over the company’s previous semi-annual dividend, declared in March.

Share Repurchase Activity

During the fourth quarter of fiscal 2017, Accenture repurchased or redeemed 5.2 million shares, including 4.4 million shares repurchased in the open market, for a total of $657 million. During the full fiscal year 2017, Accenture repurchased or redeemed 22.1 million shares, including 18.0 million shares repurchased in the open market, for a total of $2.65 billion.

Accenture’s total remaining share repurchase authority at Aug. 31, 2017 was approximately $3.1 billion.

At Aug. 31, 2017, Accenture had approximately 643 million total shares outstanding, including 616 million Accenture plc Class A ordinary shares and minority holdings of 27 million shares (Accenture Holdings plc ordinary shares and Accenture Canada Holdings Inc. exchangeable shares).

Business Outlook

First Quarter Fiscal 2018

Accenture expects net revenues for the first quarter of fiscal 2018 to be in the range of $9.10 billion to $9.35 billion, 5 percent to 8 percent growth in local currency, reflecting the company’s assumption of a positive 2 percent foreign-exchange impact compared with the first quarter of fiscal 2017.

Fiscal Year 2018

Accenture’s business outlook for the full 2018 fiscal year assumes that the foreign-exchange impact on its results in U.S. dollars will be positive 3 percent compared with fiscal 2017.

For fiscal 2018, the company expects net revenue growth to be in the range of 5 percent to 8 percent in local currency. The company expects GAAP diluted EPS to be in the range of $6.36 to $6.60.

Accenture expects operating margin for the full fiscal year to be in the range of 14.9 percent to 15.1 percent, an expansion of 10 to 30 basis points from adjusted operating margin for fiscal 2017.

For fiscal 2018, the company expects operating cash flow to be in the range of $5.0 billion to $5.3 billion; property and equipment additions to be $600 million; and free cash flow to be in the range of $4.4 billion to $4.7 billion.

The company expects its annual effective tax rate to be in the range of 23 percent to 25 percent.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter financial results. To participate, please dial +1 (800) 288-8961 [+1 (612) 332-0718 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, Sept. 28, and continuing until Thursday, Dec. 21, 2017. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, Dec. 21, 2017. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 428382 from 10:30 a.m. EDT today, Sept. 28, through Thursday, Dec. 21, 2017.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions – underpinned by the world’s largest delivery network – Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With approximately 425,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Additional Information

Accenture discloses information about “the New” – digital-, cloud- and security-related services – to provide additional insights into the company’s business. Net revenues for “the New” are approximate, require judgment to allocate revenues for arrangements with multiple offerings and may be modified to reflect periodic changes to the definition of “the New.”

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP)

are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the changing technological environment could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data from security breaches or cyberattacks; the company’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; changes in the company’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company might not be successful at identifying, acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; adverse changes to the company’s relationships with key alliance partners or in the business of its key alliance partners could adversely affect the company’s results of operations; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; if the company is unable to protect its intellectual property rights from unauthorized use or infringement by third parties, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	August 31, 2017	% of Net Revenues	August 31, 2016	% of Net Revenues	August 31, 2017	% of Net Revenues	August 31, 2016	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$9,149,958	100%	$8,489,238	100%	$34,850,182	100%	$32,882,723	100%
Reimbursements	490,948		476,342		1,915,296		1,914,938
Revenues	9,640,906		8,965,580		36,765,478		34,797,661
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	6,263,285	68.5%	5,833,698	68.7%	23,819,690	68.3%	22,605,296	68.7%
Reimbursable expenses	490,948		476,342		1,915,296		1,914,938
Cost of services	6,754,233		6,310,040		25,734,986		24,520,234
Sales and marketing	1,007,769	11.0%	940,544	11.1%	3,754,313	10.8%	3,580,439	10.9%
General and administrative costs	582,342	6.4%	519,798	6.1%	2,133,777	6.1%	1,886,543	5.7%
Pension settlement charge	—		—		509,793	1.5%	—
Total operating expenses	8,344,344		7,770,382		32,132,869		29,987,216
OPERATING INCOME	1,296,562	14.2%	1,195,198	14.1%	4,632,609	13.3%	4,810,445	14.6%
Interest income	12,366		8,952		37,940		30,484
Interest expense	(4,908)		(3,952)		(15,545)		(16,258)
Other (expense) income, net	(15,874)		(36,531)		(38,720)		(69,922)
Gain (loss) on sale of businesses	3,855		295,246		(252)		848,823
INCOME BEFORE INCOME TAXES	1,292,001	14.1%	1,458,913	17.2%	4,616,032	13.2%	5,603,572	17.0%
Provision for income taxes	308,827		328,132		981,100		1,253,969
NET INCOME	983,174	10.7%	1,130,781	13.3%	3,634,932	10.4%	4,349,603	13.2%
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc.	(41,694)		(50,031)		(149,131)		(195,560)
Net income attributable to noncontrolling interests – other (1)	(9,027)		(11,524)		(40,652)		(42,151)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$932,453	10.2%	$1,069,226	12.6%	$3,445,149	9.9%	$4,111,892	12.5%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$932,453		$1,069,226		$3,445,149		$4,111,892
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc. (2)	41,694		50,031		149,131		195,560
Net income for diluted earnings per share calculation	$974,147		$1,119,257		$3,594,280		$4,307,452
EARNINGS PER SHARE:
-Basic	$1.51		$1.72		$5.56		$6.58
-Diluted	$1.48		$1.68		$5.44		$6.45
WEIGHTED AVERAGE SHARES:
-Basic	617,515,125		622,555,642		620,104,250		624,797,820
-Diluted	658,384,196		665,365,231		660,463,227		667,770,274
Cash dividends per share	$—		$—		$2.42		$2.20
_______________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture Holdings plc ordinary shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent Increase Local Currency
			Percent Increase U.S. Dollars
	Three Months Ended
	August 31, 2017	August 31, 2016
OPERATING GROUPS
Communications, Media & Technology	$1,823,157	$1,696,671	7%	7%
Financial Services	1,949,494	1,796,232	9	9
Health & Public Service	1,611,084	1,541,251	5	4
Products	2,486,314	2,252,315	10	10
Resources	1,261,615	1,199,073	5	5
Other	18,294	3,696	n/m	n/m
TOTAL Net Revenues	9,149,958	8,489,238	8%	8%
Reimbursements	490,948	476,342	3
TOTAL REVENUES	$9,640,906	$8,965,580	8%
GEOGRAPHY
North America	$4,230,828	$4,082,425	4%	4%
Europe	3,121,492	2,832,516	10	10
Growth Markets	1,797,638	1,574,297	14	14
TOTAL Net Revenues	$9,149,958	$8,489,238	8%	8%
TYPE OF WORK
Consulting	$4,934,348	$4,607,715	7%	7%
Outsourcing	4,215,610	3,881,523	9	8
TOTAL Net Revenues	$9,149,958	$8,489,238	8%	8%

				Percent Increase Local Currency
			Percent Increase U.S. Dollars
	Year Ended
	August 31, 2017	August 31, 2016
OPERATING GROUPS
Communications, Media & Technology	$6,884,738	$6,615,717	4%	4%
Financial Services	7,393,945	7,031,053	5	7
Health & Public Service	6,177,846	5,986,878	3	3
Products	9,500,451	8,395,038	13	14
Resources	4,847,073	4,838,963	—	1
Other	46,129	15,074	n/m	n/m
TOTAL Net Revenues	34,850,182	32,882,723	6%	7%
Reimbursements	1,915,296	1,914,938	—
TOTAL REVENUES	$36,765,478	$34,797,661	6%
GEOGRAPHY
North America	$16,290,842	$15,653,290	4%	4%
Europe	11,933,093	11,448,361	4	8
Growth Markets	6,626,247	5,781,072	15	12
TOTAL Net Revenues	$34,850,182	$32,882,723	6%	7%
TYPE OF WORK
Consulting	$18,753,796	$17,867,891	5%	6%
Outsourcing	16,096,386	15,014,832	7	8
TOTAL Net Revenues	$34,850,182	$32,882,723	6%	7%
_______________
n/m = not meaningful

ACCENTURE PLC
OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2017		August 31, 2016
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$289,273	16%	$215,845	13%	$73,428
Financial Services	298,686	15	280,064	16	18,622
Health & Public Service	177,873	11	181,502	12	(3,629)
Products	383,661	15	358,737	16	24,924
Resources	147,069	12	159,050	13	(11,981)
Operating Income (GAAP)	$1,296,562	14.2%	$1,195,198	14.1%	$101,364

RECONCILIATION OF OPERATING INCOME, AS REPORTED (GAAP), TO ADJUSTED OPERATING INCOME (NON-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Year Ended
	August 31, 2017		August 31, 2016
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$1,048,786	15%	$965,574	15%	$83,212
Financial Services	1,207,391	16	1,127,750	16	79,641
Health & Public Service	772,785	13	807,012	13	(34,227)
Products	1,558,680	16	1,282,461	15	276,219
Resources	554,760	11	627,648	13	(72,888)
Pension Settlement Charge (1)	(509,793)	—	—	—	(509,793)
Operating Income (GAAP)	4,632,609	13.3%	4,810,445	14.6%	(177,836)
Pension Settlement Charge (1)	509,793		—		509,793
Adjusted Operating Income (non-GAAP)	$5,142,402	14.8%	$4,810,445	14.6%	$331,957
_______________
(1) Represents pension settlement charge related to the termination of our U.S. pension plan.

ACCENTURE PLC

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	August 31, 2017	August 31, 2016
	As Reported (GAAP)	As Reported (GAAP)	Gain on Sale of Businesses(1)	Adjusted (Non-GAAP)
Income before income taxes	$1,292,001	$1,458,913	$(295,246)	$1,163,667
Provision for income taxes	308,827	328,132	(45,767)	282,365
Net income	$983,174	$1,130,781	$(249,479)	$881,302

Effective tax rate	23.9%	22.5%		24.3%
Diluted earnings per share	$1.48	$1.68	$(0.37)	$1.31

	Year Ended
	August 31, 2017			August 31, 2016
	As Reported (GAAP)	Pension Settlement Charge (2)	Adjusted (Non-GAAP)	As Reported (GAAP)	Gain on Sale of Businesses(1)	Adjusted (Non-GAAP)
Income before incomes taxes	$4,616,032	$509,793	$5,125,825	$5,603,572	$(848,823)	$4,754,749
Provision for income taxes	981,100	198,219	1,179,319	1,253,969	(104,045)	1,149,924
Net income	$3,634,932	$311,574	$3,946,506	$4,349,603	$(744,778)	$3,604,825

Effective tax rate	21.3%		23.0%	22.4%		24.2%
Diluted earnings per share	$5.44	$0.47	$5.91	$6.45	$(1.11)	$5.34
_______________
(1) Represents gain on the sale of businesses related to the divestiture of Navitaire and the partial divestiture of Duck Creek Technologies.
(2) Represents pension settlement charge related to the termination of our U.S. pension plan.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	August 31, 2017	August 31, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,126,860	$4,905,609
Short-term investments	3,011	2,875
Receivables from clients, net	4,569,214	4,072,180
Unbilled services, net	2,316,043	2,150,219
Other current assets	1,082,161	845,339
Total current assets	12,097,289	11,976,222
NON-CURRENT ASSETS:
Unbilled services, net	40,938	68,145
Investments	211,610	198,633
Property and equipment, net	1,140,598	956,542
Goodwill	5,002,352	3,609,437
Other non-current assets	4,197,103	3,800,025
Total non-current assets	10,592,601	8,632,782
TOTAL ASSETS	$22,689,890	$20,609,004
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$2,907	$2,773
Accounts payable	1,525,065	1,280,821
Deferred revenues	2,669,520	2,364,728
Accrued payroll and related benefits	4,060,364	4,040,751
Other accrued liabilities	1,566,423	1,189,851
Total current liabilities	9,824,279	8,878,924
NON-CURRENT LIABILITIES:
Long-term debt	22,163	24,457
Other non-current liabilities	3,133,248	3,516,247
Total non-current liabilities	3,155,411	3,540,704
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	8,949,477	7,555,262
NONCONTROLLING INTERESTS	760,723	634,114
TOTAL SHAREHOLDERS’ EQUITY	9,710,200	8,189,376
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$22,689,890	$20,609,004

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$983,174	$1,130,781	$3,634,932	$4,349,603
Depreciation, amortization and asset impairments	232,069	193,415	801,789	729,052
Share-based compensation expense	183,298	173,532	795,235	758,176
Pension settlement charge	—	—	460,908	—
(Gain) loss on the sale of businesses	(3,855)	(295,246)	252	(848,823)
Change in assets and liabilities/other, net	547,196	863,477	(720,077)	(320,608)
Net cash provided by (used in) operating activities	1,941,882	2,065,959	4,973,039	4,667,400
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(191,146)	(160,066)	(515,919)	(496,566)
Purchases of businesses and investments, net of cash acquired	(462,688)	(99,994)	(1,704,188)	(932,542)
Proceeds from sale of businesses and investments, net of cash transferred	154	196,228	(24,035)	814,538
Other investing, net	1,286	1,360	10,263	4,220
Net cash provided by (used in) investing activities	(652,394)	(62,472)	(2,233,879)	(610,350)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	75,125	65,365	676,045	591,357
Purchases of shares	(656,846)	(639,939)	(2,649,051)	(2,604,989)
Cash dividends paid	—	—	(1,567,578)	(1,438,138)
Other financing, net	(10,843)	(24,084)	(19,651)	(37,448)
Net cash provided by (used in) financing activities	(592,564)	(598,658)	(3,560,235)	(3,489,218)
Effect of exchange rate changes on cash and cash equivalents	47,728	2,902	42,326	(22,989)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	744,652	1,407,731	(778,749)	544,843
CASH AND CASH EQUIVALENTS, beginning of period	3,382,208	3,497,878	4,905,609	4,360,766
CASH AND CASH EQUIVALENTS, end of period	$4,126,860	$4,905,609	$4,126,860	$4,905,609